Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the period ended July 3, 2026 (the “Report”) by STAAR Surgical Company (“Registrant”), each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Dated:	August 12, 2026	/s/ WARREN FOUST
Warren Foust
President and Chief Executive Officer
(principal executive officer)

Dated:	August 12, 2026	/s/ DEBORAH ANDREWS
Deborah Andrews
Executive Vice President and Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to STAAR Surgical Company and will be furnished to the Securities and Exchange Commission or its staff upon request.